Exhibit (p)(13)

MFS® Code of Ethics Policy

December 8, 2022	Personal Investing

Applies to

All MFS full-time, part-time and temporary employees globally

All MFS contractors, interns and co-ops who have been notified by Compliance that they are subject to this policy

All MFS entities

Questions?

iComply@mfs.com

Compliance Helpline, x54290

Ryan Erickson, x54430

Elysa Aswad, x54535

Carrie Arnott, x55971

For more information on administration such as regulatory authority, supervision, interpretation and escalation, monitoring, related policies, amendment or recordkeeping please click this link.

The inherent nature of MFS’ services in selecting and trading securities has the potential to create a real or apparent conflict of interest with your personal investing activities. As a result, every individual subject to this policy has a fiduciary duty to avoid taking personal advantage of any knowledge of our clients’ investment activities.

Following the letter and spirit of the rules in this policy is central to meeting client expectations and ensuring that we remain a trusted and respected firm.

Personal Investing | Page 1

Rules That Apply to Everyone

Your fiduciary duty

Always place client interests ahead of your own. You must never:

•	Take advantage of your position at MFS to misappropriate investment opportunities from MFS clients.

•	Seek to defraud an MFS client or do anything that could have the effect of creating fraud or manipulation.

•	Mislead a client.

Account reporting obligations

Make sure you understand which accounts are reportable accounts. To determine whether an account is reportable, ask the following questions:

1	Is the account one of the following?

•	A brokerage account.

•	Any other type of account (such as employee stock option or stock purchase plans or UK Stocks and Shares ISA accounts) in which you have the ability to hold or trade reportable securities (see the list of reportable securities on page 8).

•	Any account, including MFS-sponsored retirement or benefit plans, that holds a reportable fund (see definition of reportable fund on page 9 and a list of these funds on iComply).

2	Is any of the following true?

•	You beneficially own the account.

•	The account is beneficially owned by your spouse or domestic partner.

•	The account is beneficially owned by another member of your household such as a parent, sibling or child for whom you provide financial support, such as sharing of household expenses.

•	The account is beneficially owned by anyone who you claim as a tax deduction.

•	The account is controlled (such as via trading authority or power of attorney) by you or another member of your household (other than to fulfill duties of employment) for whom you provide financial support, such as sharing of household expenses.

If you answered “yes” to both questions, the account is reportable.

HELPFUL TO KNOW

Beneficial ownership

The concept of beneficial ownership is broader than that of outright ownership. Anyone who is in a position to benefit from the gains or income from, or who controls, an account or investment is considered to have beneficial ownership. This means that this policy applies not only to you, but to others that share beneficial ownership in these accounts or securities. See examples on page 7. Frequently Asked Questions on the topic can be found here.

Ensure that MFS receives account statements for all your reportable accounts. Depending on the type of account or your location, you may need to provide them to Compliance directly.

Promptly report any newly opened reportable account or any existing account that has become reportable (including those at an approved broker). This includes accounts that become reportable accounts through life events, such as marriage, divorce, power of attorney or inheritance.

ADDITIONAL REQUIREMENT FOR US EMPLOYEES

Does not include interns, contractors, co-ops, or temporary employees

Maintain your reportable accounts at an approved broker.

When you join MFS, if you have accounts at non- approved brokers you must close them or move them to an approved broker (list available on iComply).

In rare cases, if you file a request that includes valid reasons for an exception, we may permit you to maintain a reportable account at a broker not on the approved broker list (for instance, if you have a fully discretionary account).

HELPFUL TO KNOW

Mobile Investing Apps

Many brokerage firms offer apps for mobile devices that allow you to quickly invest in reportable securities. Be aware that these apps are brokerage accounts that are covered by this policy, and all of its rules apply to those accounts as they would to any other brokerage account. Be aware of these rules and be sure to speak with your family or household members about the applicability of this policy when using such apps.

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HELPFUL TO KNOW

Discretionary accounts and automatic investment plans

Discretionary accounts (accounts that are managed for you by a third-party registered investment adviser or bank or trust company) and transactions made under an automatic investment plan (such as an Employee Stock Ownership Plan) are reportable, but with approval from Compliance they are:

•	exempt from quarterly transaction and annual holdings certifications (though you must still provide account statements).

•	exempt from the Access Person and Research Analyst/Portfolio Manager trading rules (such as the rules concerning pre-clearance and the 60-day holding period, pp. 5–6), but you still must obtain pre-approval before your advisor participates in an IPO or private placement.

•	exempt from certain “Ethical Personal Investing” trading rules such as excessive trading and trading of MFS funds (pp. 3–4).

Request approval for these accounts using the Account Exception form found in iComply.

Securities reporting obligations

Make sure you understand which securities are reportable securities. This includes most stocks, bonds, MFS funds, exchange-traded funds (ETFs), futures, options, structured products, private placements and other unregistered securities even if they are not held in a reportable account. See the table on page 7.

Report all applicable accounts, transactions and holdings timely. Use the iComply system and submit all reports by these deadlines:

•	Initial Accounts & Holdings reports: Submit within 10 calendar days of hire or upon an access level change. Information about these holdings must be no more than 45 days old when submitted.

•	Quarterly Personal Transaction Report: Submit within 30 days of the end of each calendar quarter.

•	Annual Holdings Report: Submit within 30 days of the end of each calendar year.

Note that you must submit each report even if no transactions or other changes occurred during the time period.

The Quarterly Personal Transaction Reports do not need to include:

•	Transactions or holdings in non-reportable securities.

•	Transactions or holdings in discretionary accounts for which there is an approval on file with Compliance.

•	Involuntary transactions, such as automatic investment plans, dividend reinvestments, etc. The Annual Holdings Report, however, must reflect these transactions.

ADDITIONAL REQUIREMENTS FOR APPOINTED REPRESENTATIVES IN SINGAPORE

Provide a copy of the contract note for any trade of any security, including reportable securities and non- reportable securities, to Singapore Compliance, within 7 days of the trade. Check with Singapore Compliance on the information you must provide.

Ethical Personal Investing

Never trade securities based on the improper use of information, and never help anyone else to do so. This includes any trade based on:

•	Information about the investments of any MFS client, including front-running and tailgating (trading just before or just after a similar trade for a client account).

•	Confidential information or inside information (information about the issuer of a security, or the security itself, that is both material and non-public).

Do not buy or sell options on Reportable Securities. This includes options on equities (but not employee stock options), ETFs and indexes. This rule does not apply to those securities listed in the Exempt Securities box below.

Do not sell securities short. This rule does not apply to those securities listed in the Exempt Securities box below.

IMPORTANT TO KNOW

Securities exempt from options and short selling rules

•	Options on, or ETFs that track, the following indexes: S&P 500; NASDAQ 100; Russell 2000; S&P Europe 350; FTSE 100; FTSE Mid 250; Hang Seng 100; Nikkei 225; S&P ASX 200; S&P TSX

•	Options (but not ETFs) based on non-reportable securities (e.g. commodities, currencies, US Treasuries) Consult with Compliance when uncertain.

Compliance may update this list with approval from the Employee Conduct Oversight Committee and maintain a current list on iComply.

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Do not trade excessively. At MFS, personal trading is a privilege, not a right. It should never interfere with your job performance. MFS may limit the number of trades you are allowed during a given period, or may discipline you for trading excessively. In addition, frequent trading in MFS funds may trigger other penalties, as described in the relevant fund prospectuses.

Do not accept investment discretion over accounts that are not yours. In limited circumstances, and with advance approval from Compliance, you may be allowed to assume power of attorney relating to financial or investment matters for another person or entity.

If you become an executor or trustee of an estate and it involves control over a securities account, you must notify Compliance upon assuming the role, and you must meet any reporting or pre-clearance obligations that apply.

Do not participate in any investment contest or club. This applies whether or not any compensation or prize is awarded.

Do not trade securities that MFS has restricted. Follow MFS’ instructions when you are notified of a restriction in designated securities.

Only make investments in MFS open-end funds or funds sub-advised by MFS through these methods:

•	Directly through MFS Service Center (for US open-end funds) or State Street (Lux) (for Meridian Funds)

•	Through an MFS Approved Broker (US employees)

•	Non-US employees may invest through a financial institution of their choice

•	Through an MFS-sponsored benefit plan account

•	Accounts for which you have received an exception from Compliance, such as a fully discretionary account

Note that investments in non-MFS accounts are publicly available share classes only. You must also follow all rules of the relevant prospectus and all rules in this policy, such as reporting and statements.

Do not participate in initial public offerings (IPOs) or other limited offerings of securities except with advance approval from MFS. This rule includes initial, secondary and follow-on offerings of equity securities and closed-end funds and new issues of corporate debt securities.

To request approval for an IPO or secondary offering, enter an Initial Public Offering Request using the form found on iComply. Note that approval is not typically granted, and when granted often involves strict limits.

Never use a derivative, or any other instrument or technique, to get around a rule. If an investment transaction is prohibited, then you are also prohibited from effectively accomplishing the same thing by using futures, options, ETFs or any other type of financial instrument.

Do not invest in Contracts for Difference or engage in spread betting on financial markets. This includes any wagering on market spreads or behaviors and any off-exchange trading.

Do not invest in exchange traded funds based on exposure to a single security or issuer (“single-stock ETFs”). These products offer leveraged, inverse, or other complex exposure and are often designed to provide returns over short periods of time.

HELPFUL TO KNOW

Changes in job status and life events

When changing jobs within MFS, ensure that you understand the rules that apply to you. Confirm with your new manager and Compliance what your access level is and what restrictions and requirements apply to you.

When going on leave, you must continue to comply with this policy unless otherwise approved by Compliance. When you return from leave you must complete any outstanding obligations.

Be cognizant of reporting obligations under this policy when life events occur such as marriage, divorce or inheritance of an account. Consult with Compliance when uncertain.

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Rules that Apply Only to Access Persons

Pre-clearing personal trades

WHICH ACCESS LEVEL ARE YOU?

Access Persons Most MFS personnel, including all officers and directors, are designated as Access Persons. You should consider yourself an Access Person unless it has been communicated to you by Compliance that you are not.

Research Analysts and Portfolio Managers In addition to the rules for Access Persons, these individuals are subject to additional rules, as noted on the following pages.

Compliance may designate other personnel as Access Persons. This may include consultants, contractors or interns who provide services to MFS, and employees of Sun Life Financial Inc.

Make sure you understand which securities require pre-clearance. Note that there are some differences between which securities require pre-clearance and which must be reported. See the table on page 8 of this policy.

Pre-clear all personal trades in applicable securities. Request pre-clearance on the day you want to place the trade by entering your request in the iComply system. Remember that you must pre-clear trades for all of your reportable accounts (such as those of a spouse or domestic partner) as well as for securities not held in an account.

Once you have requested pre-clearance, wait for a response. Do NOT place any trade order until you have received notice of approval for that trade. Note that pre-clearance requests can be denied at any time and for any reason.

Pre-clearance approvals expire at the end of the trading day on which they are issued.

Obtain advance approval for any private investments or other unregistered securities. This includes private placements (investments in private companies), private investment in public equity securities (PIPES), hedge funds or other private funds, “crowdfunding” or “crowdsourcing” investments, peer-to-peer lending, pooled vehicles (such as partnerships), Initial Coin Offerings (ICO’s), Security Tokens and other similar investments.

Before investing, enter a Private Placement/Unregistered Securities Approval Request found on iComply, and do not act until you have received approval.

HELPFUL TO KNOW

Not recommended: Good ‘til canceled orders and buying on margin

These practices can create significant risk of policy violations.

Good ‘til canceled orders may execute after your pre-clearance approval has expired. Placing day orders avoids this risk. With margin, you might not be able to receive pre-clearance approval for those securities you wish to sell to meet a margin call

Limits to personal investment practices

Do not buy and then sell (or sell and then buy) at a profit the same or equivalent reportable security within 60 calendar days.

MFS may interpret this rule very broadly. For example, it may look at transactions across all of your reportable accounts and may match trades that are not of the same size, security type or tax lot. Any gains realized in connection with these transactions must be surrendered. Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion, or to involuntary transactions. Japan-based personnel: See rule with higher standard below.

ADDITIONAL REQUIREMENTS FOR JAPAN-BASED PERSONNEL

Do not buy and then sell (or sell and then buy) the same or equivalent reportable security within six months.

Never trade personally in any security you have researched in the prior 30 days or are scheduled to research in the future.

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ADDITIONAL REQUIREMENTS FOR RESEARCH ANALYSTS including Research Associates and Portfolio Managers who may write research notes

Never trade (or transfer ownership of) reportable securities personally while in possession of material information about an issuer you have researched or been assigned to research unless you have already communicated the information in a research note.

Japan-based personnel: See rule with higher standard below.

Understand and fulfill your duties with regard to research recommendations. You have an affirmative duty to provide unbiased and timely research recommendations in a research note. You must:

•	Disclose trading opportunities for client accounts prior to trading personally in any securities of that issuer.

•	Provide a research recommendation if a security is suitable for the client accounts even if you have already traded the security personally or if making such a recommendation would create the appearance of a conflict of interest. Notify Compliance promptly of any apparent conflicts, but do not refrain from making a research recommendation.

ADDITIONAL REQUIREMENTS FOR PORTFOLIO MANAGERS including Research Analysts assigned to a fund as a portfolio manager

Never personally trade (or transfer ownership of) a reportable security within seven calendar days before or after a trade in any security or derivative of the same issuer in any client account that you manage. In practice, this means:

•	Contacting Compliance promptly when deciding to make a portfolio trade in any security you have personally traded within the past seven calendar days (but do not refrain from making a trade that is suitable for a client account even if you have traded the security personally).

•	Refraining from personally trading any reportable securities you think any of your client accounts might wish to trade within the next seven calendar days.

•	Delaying personal trades in any reportable securities your client accounts have traded until the eighth calendar day after the most recent trade by a client account (or longer, to be certain of avoiding any appearance of conflict of interest).

Note that this rule does not apply to securities that are not subject to pre-clearance, to accounts where a registered investment adviser has investment discretion or to involuntary transactions.

Never buy and then sell (or sell and then buy), within 14 calendar days, any shares of a fund you manage.

Contact Compliance before any fund you manage invests in any securities of an issuer whose private securities you own or if the private entity enters into a material transaction with a public issuer. You will need to disclose your private interest and assist Compliance in performing review.

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Additional Information for all Personnel Subject to this Policy

BENEFICIAL OWNERSHIP: PRACTICAL EXAMPLES

Accounts of parents or children

•	You share a household with one or both parents, but you do not provide any financial support to the parent(s): You are not a beneficial owner of the parents’ accounts and securities.

•	You share a household with one or more of your children, whether minor or adult, and you provide financial support to the child: You are a beneficial owner of the child’s accounts and securities.

•	You have a child who lives elsewhere whom you claim as a dependent for tax purposes: You are a beneficial owner of the child’s accounts and securities.

Accounts of domestic partners or roommates

•	You are a joint owner or named beneficiary on an account of which a domestic partner is an owner: You are a beneficial owner of the domestic partner’s accounts and securities.

•	You provide financial support to a domestic partner, either directly or by paying any portion of household costs: You are a beneficial owner of the domestic partner’s accounts and securities.

•	You have a roommate: Generally, roommates are presumed to be temporary and to have no beneficial interest in one another’s accounts and securities.

UGMA/UTMA accounts

•	Either you or your spouse is the custodian of a Uniform Gift/ Trust to Minor Account (UGMA/UTMA) for a minor, and one or both of you is a parent of the minor: You are a beneficial owner of the account. (If someone else is the custodian, you are not a beneficial owner.)

•	Either you or your spouse is the beneficiary of an UGMA/UTMA account and is of majority age (for instance, 18 years or older in Massachusetts): You are a beneficial owner of the account.

Transfer on death (TOD) accounts

•	You automatically become the registered owner upon the death of the prior account owner: You are a beneficial owner as of the date the account is re-registered in your name, but not before.

Trusts

•	You are a trustee for an account whose beneficiaries are not immediate family members: Beneficial ownership is determined on a case-by-case basis, including whether it constitutes an outside business activity (see the Outside Activities & Affiliations Policy).

•	You are a trustee for an account and you or a family member is a beneficiary: You are a beneficial owner of the account.

•	You are a beneficiary of the account and can make investment decisions without consulting a trustee: You are a beneficial owner of the account.

•	You are a beneficiary of the account but have no investment control: You are a beneficial owner as of the date the trust is distributed, but not before.

•	You are the settlor of a revocable trust: You are a beneficial owner of the account.

•	Your spouse or domestic partner is a trustee and a beneficiary: Beneficial ownership is determined on a case-by-case basis.

Investment powers over an account

•	You have power of attorney over an account: You are a beneficial owner as of the date you assume control of the trading or investment decisions on the account, but not before.

•	You have investment discretion over an account that holds, or could hold, reportable securities: You are a beneficial owner of the account, regardless of the location, account type or the registered owner(s) (other than to fulfill duties of employment).

•	You are serving in a role that allows or requires you to delegate investment discretion to an independent third party: Beneficial ownership is determined on a case-by-case basis.

HELPFUL TO KNOW

How we enforce this policy

Compliance is responsible for interpreting and enforcing this policy. Exceptions may only be granted by Compliance. In that capacity, Compliance reviews and monitors transactions and reports and also investigates potential violations.

The Employee Conduct Oversight Committee reviews potential violations, and where it determines that a violation has occurred, it usually imposes a penalty. These may range from a violation notice to a requirement to surrender profits to a termination of employment, among other possibilities.

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Additional Information for all Personnel Subject to this Policy

Security types and transactions that must be reported and/or pre-cleared	Report All personnel	Pre-clear Access persons only
Note: Securities terminology varies widely in global markets. If a security type is not listed here or you are unsure how a security is treated under this policy, please contact Compliance directly.

Funds
Money market funds (MFS or other)	No	No
Open-end funds and other pooled products that are advised or sub-advised by MFS (and are not money market funds)	Yes	No
Open-end funds that are not advised or sub-advised by MFS	No	No
529 Plans holding MFS advised or sub-advised funds	Yes	No
Closed-end funds (including venture capital trusts, investment trusts and MFS closed-end funds)	Yes	Yes
Exchange-traded funds (ETFs) and exchange-traded notes (ETNs), including options, futures, structured notes and other derivatives related to these exchange-traded securities	Yes	No
Private funds	Yes	Yes

Equities
Sun Life Financial Inc. (publicly traded shares)	Yes	Yes
Equity securities, including real estate investment trusts (REITS), and including options, futures, structured notes or other derivatives on equities	Yes	Yes

Fixed income
Corporate and municipal bond securities, including options, futures or other derivatives	Yes	Yes
US Treasury securities and other obligations backed by the full faith and credit of the US government	No	No
US government agency debt obligations that are not backed by the full faith and credit of the US government (such as Fannie Mae, Freddie Mac, Federal Home Loan Banks, Federal Farm Credit Banks and Tennessee Valley Authority)	Yes	Yes
Government securities issued by Canada, Singapore, and the UK	Yes	No
All other government securities issued from countries not shown above, and options, futures or other derivatives on these securities.	Yes	Yes
Money market instruments, such as certificates of deposit and commercial paper	No	No

Other types of assets
Initial and subsequent investments (including capital calls) in any private placement or other unregistered securities (including real estate limited partnerships or cooperatives)	Yes	Yes
Private MFS stock and private shares of Sun Life of Canada (US) Financial Services Holdings, Inc.	No	No
Limited offerings, IPOs, secondary offerings	Yes	Yes
Derivatives (such as options, futures or swaps) on security indexes	Yes	No
Derivatives (such as options, futures or swaps) on commodities and currencies, including virtual currencies	Only if notified by Compliance	Only if notified by Compliance

Other types of transactions
Involuntary transactions (see definition below)	No	No
Gifts of securities, including charitable donations, transfers of ownership, and inheritances	Yes	No

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Terms with special meanings

Within this policy, the following terms carry the specific meanings indicated below.

contract for difference A contract for difference (CFD) is a contract between an investor and an investment bank or a spread-betting firm. At the end of the contract, the parties exchange the difference between the opening and closing prices of a specified financial instrument, including shares or commodities.

involuntary transaction Transactions that are not under your direct or indirect influence or control, such as inheritances, gifts received, automatic investment plans, dividends and dividend reinvestments, corporate actions (such as stock splits, reverse splits, mergers, consolidations, spin-offs and reorganizations), exercise of a conversion or redemption right or automatic expiration of an option.

reportable funds Any fund for which MFS acts as investment advisor, sub-advisor, or principal underwriter including MFS retail funds, MFS Variable Insurance Trust and MFS Meridian funds. See the iComply system Policies & Procedures page for a current list of reportable funds.

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MFS® Code of Business Conduct October 1, 2022	Code of Business Conduct

Applies to

All MFS full-time, part-time and temporary employees globally

All MFS contractors, interns and co-ops who have been notified by Compliance that they are subject to this policy

All MFS entities

Questions?

For questions or to report actual or suspected violations

Chris Galeazzi, x56955

Matthew Stowe, x55084

For more information on administration such as regulatory authority, supervision, interpretation and escalation, monitoring, related policies, amendment or recordkeeping please click this link.

Throughout its history, MFS has demonstrated its commitment to integrity, respect, and honesty, while consistently putting the needs of its clients first. This commitment defines our reputation in the marketplace and requires everyone at MFS to demonstrate these values every day. This Code of Business Conduct describes some of our most fundamental principles related to ethics and provides guidance for acting legally, fairly and responsibly. It is essential that you understand these principles and rules and ingrain them in your day-to-day decision making. These principles are echoed in MFS’ four corporate values: Never Settle, Do the Right Thing, Lead With Passion and Succeed Together.

While this Code and related Conduct Policies are your guide for action and decision-making, it is important that you ask questions if you are ever unsure how to proceed. Through our commitment to these values, we will advance our reputation and create opportunity for success.

MFS® Code of

Business Conduct

October 1, 2022

Ethics at MFS

At MFS, our purpose is to create long-term value responsibly for clients. Delivering on our purpose is grounded in our collective expertise, risk management and long-term discipline.

Remaining true to these principles requires us to make decisions each day that protect both MFS and our clients. Ethics are ingrained in our culture, and we believe that our strong ethical values will lead to smart business decisions. We hold ourselves to high standards, and we trust you to do the right thing when faced with difficult choices and ethical dilemmas.

But that doesn’t mean there won’t be challenges and gray areas along the way. That’s why it’s so important for leadership to provide clear direction to all of our employees when it comes to ethics and compliance. This Code of Conduct and our other policies serve as a strong foundation for those everyday decisions.

As market dynamics change, industry regulations evolve and new challenges emerge, we must continue to adapt — ensuring that the standards that have long protected MFS and our clients stay current, relevant and effective.

Upholding the firm’s — and more important, our clients’ — reputation is a responsibility that we all share. And we understand that not every decision is simple. If there are ever questions that our Code of Conduct and other policies do not specifically address, you can always contact the Legal and Compliance teams for additional guidance.

Thank you,

Michael Roberge

Code of Business Conduct | Page 2

Core Principles

Doing business ethically

Understand the business reasons behind ethical behavior.

Ethics is not simply a dimension of MFS’ business; it is part of the foundation. Strong ethics enables us to maintain the reputation necessary to attract and retain clients.

Act honestly and with integrity. Always treat our clients, business partners and coworkers equitably, with respect and with fairness and professionalism. Ethics is as much about adhering to the spirit of our policies as to the letter.

Avoid even the appearance of unethical behavior.

If something doesn’t feel or look right, it probably isn’t. Being attentive to how our words and actions might be interpreted by others is one of the ways we are able to demonstrate to outside observers — including clients, regulators, and the media — that we truly place a high value on ethical conduct.

Be aware that acting ethically is critical to your career and success. While ethics is measured collectively in the form of a company’s reputation, it is built through individual actions. If one individual or group behaves unethically, it can tarnish the reputation of the whole company. By the same token, a strong effort by the entire team means everyone wins. Acting ethically is critical to your career and success.

IMPORTANT TO KNOW

The risk of modern slavery.

MFS is committed to not knowingly participating in, causing, contributing to, or being linked to modern slavery practices in its operations and supply chains and will make efforts to mitigate risks of modern slavery within its organization and supply chains.

Doing business legally

Comply with the law. The importance of complying with the law, and the damage that can occur to our reputation if we don’t, cannot be overstated. This Code of Business Conduct and many of our policies were created to help you comply with applicable laws. We also have Legal and Compliance Departments that can help when you have questions or need clarification about any law, rule, regulation, or policy.

Do not engage in fraud, and report it if others do.

Fraud includes, among other things, making intentionally false statements to clients, regulators, and others; forging or altering documents; theft; and other dishonest acts intended to result in improper gain to you or MFS.

Do not engage in unfair business practices such as spreading rumors or stealing a competitor’s trade secrets.

Make sure your communications are fair and balanced.

We do not conduct business based on information that is false or misleading. We must be able to stand behind our statements and our clients, business partners, and regulators must have confidence in those statements.

Maintain and preserve accurate business records.

We must create and maintain accurate records to support regulated business activities. Do not dispose of or destroy any records unless it is permissible under MFS recordkeeping policies and the records are not subject to a litigation hold.

HELPFUL TO KNOW

How to report concerns

MFS’ Policy on Reporting Concerns to the Ombudsman provides you a direct, confidential and, in some jurisdictions, anonymous manner in which to report your concerns about unethical or illegal behavior. You may contact the Ombudsman by email at DL: Corp Ombudsman or by phone at 1-617-954-5000. The policy can be found on Diva.mfs.com.

Doing business responsibly

Be accountable. Take ownership for responsibilities that fall within the scope of your position. Admit to your mistakes, and work with others to correct them.

Act in our clients’ best interests. You are expected to exercise reasonable care and prudent judgment whenever acting on our clients’ behalf. Place clients’ interests ahead of your own, protect the confidentiality of their information and avoid activities that could affect your independence or objectivity.

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Be loyal to MFS. You must not allow your personal interests to interfere with your responsibility to make objective, unbiased decisions. You must carefully protect our intellectual property, information and assets, and you must not use them for personal gain. In addition, you must never take personal advantage of any opportunities you discover through working here without first bringing them to our attention.

Maintain the confidentiality of non-public information. Unless authorized to do so, you must not disclose to any third party any non-public information entrusted to you in the course of your work, including information about MFS, our clients, and MFS personnel.

Be particularly attentive to maintaining the confidentiality of personal information and non-public investment-related information, such as client holdings and transactions, and be certain you understand when you are authorized to disclose such information.

HELPFUL TO KNOW

When disclosure of confidential information is lawful

You may use confidential information to truthfully cooperate in a government investigation or to make a good-faith report to a governmental or regulatory body about a possible violation of law, or to make a disclosure protected under the anti-retaliation or whistleblower provisions of applicable laws.

Your Commitment

Decision making

Make ethical business decisions. As you make business decisions, ask yourself these four questions:

1

Is it permitted? If it’s against law, regulation, or MFS policy, do not do it. While you are not expected to be an expert on all laws and regulations, you are expected to understand enough about them to know when to seek advice from your manager or Compliance.

2	Is it consistent with our duties, values and business interests? An action can be permitted yet still be inconsistent with our responsibilities and values.

3	Would it look proper to an outside observer? Ask how your actions would look in the media — whether social, broadcast or print — or to clients or regulators.

4	Do I fully understand the risks involved? The potential ethical risks within a decision aren’t always obvious.

Unless your answer to all four questions is a clear “yes”, do not move forward. If you are not sure about the answer to any of these questions, ask your manager, the contacts listed on the relevant policy or Compliance.

Conflicts of interest

Avoid, or report and manage, conflicts of interest.

Conflicts of interest can occur when your private interests interfere, or appear to interfere, with the interests of MFS or our clients. We recognize that conflicts may arise through the normal course of our business. Conflicts could arise:

•	When opportunities to use business information for personal gain arise.

•	In situations where personal, family, or other outside interests make it difficult to fulfill your duties to MFS.

•	In transactions between MFS and a client.

•	In situations where MFS could benefit by giving one client preferential treatment over other clients.

•	In situations where your personal interests could impact or involve an MFS business partner or competitor.

It’s important to manage conflicts properly. In general:

•	Between you and MFS, the interests of MFS come first.

•	Between you and a client, the interests of the client come first.

•	Between MFS and a client, the client’s interests come first.

•	Between or among clients, all clients must be treated fairly and equitably.

Many conflicts are addressed specifically in other MFS policies. Where they are not, report them to your manager and Compliance using the form found on iComply, and ask Compliance for guidance in managing any conflict.

HELPFUL TO KNOW

Implications for Other Policies

For more information on MFS’ framework for managing conflicts of interest and your responsibilities thereunder, please see the MFS Conflicts of Interest Policy which can be found on DIVA.mfs.com

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Following MFS policies

Understand and adhere to all MFS policies, and certify to all MFS Conduct Policies. You are responsible for knowing when and how each policy applies to you; for recognizing situations where multiple policies may apply; and for adhering to all applicable restrictions and requirements. You must certify to our Conduct Policies when you join MFS and periodically thereafter. To assist you, we provide training periodically. You are responsible for completing any required certification and training in a timely manner.

Report all violations — promptly and without fear of retaliation. If you discover any actual, attempted, or suspected violation of any MFS policy, or of securities law or regulation, report it to Compliance immediately. This includes intentional or inadvertent violations by you or your coworkers.

MFS will not retaliate against you for reporting a violation of a policy, provided that the report is made in good faith. However, reporting concerns does not relieve you of accountability for any role you may have in the matter.

Violations will be escalated, and can result in potentially serious repercussions, such as a warning or dismissal. In some cases, you may also be exposed to censure, prosecution, or other consequences from outside authorities.

Seek guidance anytime you find yourself in a “gray area.”

No policy can address all of the situations you may encounter in your work. Whenever you find yourself in a “gray area,” seek guidance from your manager or a contact person listed in this Code or other relevant policies. Misunderstanding, ignorance of a policy/ requirement, or forgetfulness are not acceptable explanations for violating any MFS policy.

HELPFUL TO KNOW

MFS Conduct Policies

• Code of Business Conduct • Anti-Bribery • Charitable Contributions and Activities • Fair Competition • Gifts and Entertainment • Information Security • Inside Information	• Reporting Legal and Regulatory events • Outside Activities and Affiliations • Personal Investing • Political Contributions and Activities • Social Media

Ethics and Leadership

Promote ethics in all aspects of your work. Acting ethically is an essential quality for leadership at MFS. This applies with respect to your own behavior and, if you have direct reports, ensuring that those individuals understand and follow our conduct policies.

At every level, we expect leaders to promote a culture of ethics and compliance and to uphold our policies, procedures, and controls. While the expectations below apply in particular to managers (and aspiring managers), we value these leadership qualities in every individual, whatever their level or job function.

Lead by example. By developing good habits of compliance, you demonstrate that you value ethics and also show others how to make compliance an integral part of their work habits.

Bring ethics into the conversation. Make ethics part of the discussion with team members. When something with a compliance or ethical dimension arises, ask the others on your team what they think. Make it clear to those you supervise that your door is always open to them for compliance questions of any type.

Don’t leave ethics to others. Take the lead. If you see an ethical or compliance issue, speak up — either in a meeting, to your supervisor, or to Compliance, as appropriate. Ethics is one area where you don’t need to own the product or the project to raise a concern. If someone else raises a question, respond promptly and thoughtfully. If necessary, involve Compliance.

Support and protect those who raise concerns or report violations. When an individual takes the step of raising a concern or reporting a violation in good faith, they are demonstrating their understanding of our policies and ethical principles. This initiative should always be recognized and appreciated. In addition, it is an essential part of leadership to ensure that every individual in your reporting structure is confident that you will stand behind them.

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